Exhibit (23.1)

ACCOUNTANTS’ CONSENT

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-52135 and 333-52143 on Form S-8 and Registration Statement No. 333-120529 on Form S-3 of our report dated January 27, 2006, with respect to the consolidated financial statements of TGI Group, LLC and Subsidiary appearing in the Current Report on Form 8-K/A of National Research Corporation filed on August 11, 2006.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
August 11, 2006